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                                                                     Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           STANFORD MICRODEVICES, INC.


                    (PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)



               Stanford Microdevices, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

               DOES HEREBY CERTIFY:

               FIRST: That the name of this corporation is Stanford Microdevices, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on November 6, 1997 under the name Stanford Microdevices, Inc.

               SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                    ARTICLE I

               The name of this corporation is Stanford Microdevices, Inc.

                                   ARTICLE II

               The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19805, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

               The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

               A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number

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of shares that this corporation is authorized to issue is Thirty-Six Million
(36,000,000) shares. Thirty Million (30,000,000) shares shall be Common Stock and Six Million (6,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share.

               B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of Five Million Six Hundred Forty-Six Thousand One Hundred Ninety-Two (5,646,192) shares (the "Series A Preferred Stock"), are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or this corporation's Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               1.     Dividend Provisions.

               (a) Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on shares of any other stock of this corporation, payable when, as, and if declared by the Board of Directors. Dividends on each share of Series A Preferred Stock shall accrue at the rate of 6.0% per annum on the sum of $3.01 per share (as adjusted for any stock split, stock dividends, combinations, recapitalizations, reorganizations and the like with respect to the Series A Preferred Stock, the "Original Series A Issue Price") plus all accrued and unpaid dividends thereon (as adjusted for any stock splits, stock dividends, combinations, recapitalizations, reorganizations and the like with respect to the Series A Preferred Stock) from and including the date of issuance (as defined below) of the Series A Preferred Stock to and including the first to occur of the date on which (i) the assets and funds of this corporation are distributed to its stockholders pursuant to a dissolution of this corporation or (ii) the share of the Series A Preferred Stock is redeemed or otherwise purchased by this corporation. In the event that a share of Series A Preferred Stock is converted into Common Stock, no accrued and unpaid dividends with respect to such share, if any, shall be paid


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to the holder thereof. Such dividends shall accrue and cumulate whether or not they have been declared and whether or not there are profits, surplus or other fund of this corporation legally available for the payment of dividends. The date on which this corporation first issues any shares of Series A Preferred Stock shall be deemed to be its "Date of Issuance" regardless of the number of times a transfer of such share is made on the stock records maintained by or for this corporation and regardless of the number of certificates which may be issued to evidence such share. The holders of the outstanding Series A Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the Series A Preferred Stock then outstanding.

               2.     Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) the "Original Series A Issue Price" and (ii) accrued but unpaid dividends on such share (as such accrued dividends are adjusted for any stock splits, stock dividends, combinations, recapitalizations, reorganizations and the like). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

               (b) Upon the completion of the distribution required by subsection (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series A Preferred Stock into Common Stock) until with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $7.53 per share (as adjusted for any stock splits, stock dividends, combinations, recapitalizations, reorganizations and the like), including the amounts paid pursuant to subsection
(a) of this Section 2; thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

               (c) Instead of receiving the amounts that would otherwise be payable pursuant to subsections (a) and (b) of this Section 2 in the event of any liquidation, dissolution or winding up of this corporation, subject to the rights of series of Preferred Stock that may from time to time come into existence, holders of Series A Preferred Stock may elect to receive by reason of their ownership thereof an amount per share equal to the amount they would receive assuming


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 they converted a share of Series A Preferred Stock into Common
Stock immediately prior to the distribution of assets of this corporation relating to such liquidation, dissolution or winding up.

               (d)

                      (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Series A Preferred Stock then outstanding shall determine otherwise), (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation (collectively, a "Corporate Transaction").

                      (ii) In any of such events, if the consideration received by this corporation is other than cash, its value shall be its Fair Market Value (as defined below), except that to the extent such consideration consists of securities, then such securities shall be valued as follows:

                             (A) Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                                 (1) If traded on a securities exchange or
through The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty
(30) day period ending three (3) days prior to the closing of such event;

                                 (2) If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of such event; and

                                 (3) If there is no active public market, the
value shall be the Fair Market Value thereof.

                             (B) The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the Fair Market Value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock or, if there is no such determination, as determined pursuant to subsection (e) of this Section 2.

                      (iii) In the event the requirements of this subsection 2(d) are not complied with, this corporation shall forthwith either:

                             (A) cause such event to be postponed until such
time as the requirements of this Section 2 have been complied with; or

                             (B) cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be


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the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

                      (iv) This corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               (e) For purposes of this Article IV, "Fair Market Value" shall mean, with respect to any security or other property, the fair market value of such security or property as established by mutual agreement of this corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred Stock; provided, however, if such parties cannot agree on such value within ten (10) days of the date such value is to be determined, then the fair market value shall be established by appraisal as set forth below:

                      (i) Appraisals hereunder shall be undertaken by two (2) appraisers, one (1) selected by this corporation and one (1) selected by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock. Such appraisers shall have twenty (20) days following the appointment of the last appraiser to be appointed to agree upon a fair market value.

                      (ii) In the event that such appraisers cannot so agree within such period of time (A) if such appraisers' valuations do not vary by more than ten percent (10%), then the fair market value shall be the mean of such valuations and (B) if such appraisers' valuations differ by more than ten percent (10%), such appraisers shall select a third appraiser who shall calculate the fair market value independently. Except as set forth in the next sentence, following such independent appraisal, the fair market value shall be the average of the two (2) valuations that are closest in amount. If one appraiser's valuation is the mean of the two (2) other valuations, such mean valuation shall be the fair market value. In the event that the two (2) original appraisers cannot agree upon a third appraiser within thirty (30) days following the end of the thirty (30) day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association.

                      (iii) The fees and expenses of the appraisers chosen pursuant to the provisions above shall be shared equally by the parties.


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               3.     Redemption.

               (a) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time after October 4, 2006, but within ninety (90) days after the receipt by this corporation of a written request from the holders of not less than a majority of the then outstanding Series A Preferred Stock that all or, if less than all, a specified percentage of such holders' shares of Series A Preferred Stock shall be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem in three (3) annual installments (each payment date being referred to herein as a "Redemption Date") the shares specified in such request by paying in cash therefor an amount per share (the "Series A Redemption Price") equal to the greater of (i) the sum of (A) the Original Series A Issue Price and (B) accrued but unpaid dividends on such share (as adjusted for any stock splits, stock dividends, combinations, recapitalizations, reorganizations and the like with respect to the Series A Preferred Stock) or (ii) the Fair Market Value (calculated without applying any valuation discount because such share is not publicly tradeable or the holder of such share is a minority stockholder) of such share. The number of shares of Series A Preferred Stock that this corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to such Redemption Date that have been requested to be redeemed pursuant to this Section 3(a) by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Any redemption of Series A Preferred Stock effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock proposed to be redeemed by such holders.

               (b) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection
(3)(c), on or after each Redemption Date, each holder of Series A Preferred Stock to be redeemed on such Redemption Date shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (c) From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice


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as holders of Series A Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock that may from time to time come into existence, if the funds of this corporation legally available for redemption of shares of Series A Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A Preferred Stock receives the same percentage of the applicable Series A Redemption Price. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

               (d) On or prior to each Redemption Date, this corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from this corporation that such holder has surrendered his, her or its share certificate to this corporation pursuant to subsection (3)(b) above. As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Article III(B)(4) hereof. Such instructions shall also provide that any moneys deposited by this corporation pursuant to this subsection (3)(d) for the redemption of shares thereafter converted into shares of this corporation's Common Stock pursuant to Article III(B)(4) hereof prior to the Redemption Date shall be returned to this corporation forthwith upon such conversion. The balance of any moneys deposited by this corporation pursuant to this subsection (3)(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to this corporation upon its request expressed in a resolution of its Board of Directors.

               4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such


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share and on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share of Series A Preferred Stock, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

               (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which was not less than $7.53 per share (as adjusted for any stock splits, stock dividends, combinations, recapitalizations, reorganizations and the like) and $30 million in aggregate proceeds (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

               (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:


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                      (i) (A) If this corporation shall issue, after the Date of
Issuance, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

                          (B) No adjustment of the Conversion Price for the
Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                          (C) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                          (D) In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                          (E) In the case of the issuance (whether before, on or
after the Date of Issuance) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                              (1) The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections


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4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (2) The aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                              (3) In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (5) The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2)
shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                      (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Date of Issuance other than:

                              (A) Common Stock issued pursuant to a transaction
described in subsection 4(d)(iii), 4(e) and 4(f) hereof; or

                              (B) up to 4,927,734 shares of Common Stock
(including shares of Common Stock issuable upon the exercise of options to purchase Common Stock outstanding on the Date of Issuance but excluding shares repurchased by this corporation in connection with the termination of service) issuable or issued to employees, directors and consultants of this corporation for compensatory purposes directly or pursuant to a stock option plan, restricted stock plan, purchase plan or other employee or consultant incentive plan or arrangement approved by the Board of Directors of this corporation; or

                              (C) Common Stock issued upon conversion of shares
of Preferred Stock; or

                              (D) the issuance of securities in connection with
a bona fide business acquisition of or by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or

                              (E) Common Stock issued or issuable in a public
offering prior to or in connection with which all of the outstanding shares of Series A Preferred Stock will be converted to Common Stock; or

                              (F) Common Stock issued or issuable to suppliers,
lessors or lenders to this corporation, or in connection with a corporate collaboration, joint venture, partnership or marketing, distribution, development, licensing or other arrangements to which this Corporation is a party, in each case to the extent such transaction is not primarily for equity purposes and is approved by the Board of Directors of this corporation (including the Series A Director (as defined below)); or

                              (G) Common Stock issued or issuable pursuant to
any transaction approved by holders of a majority of the then outstanding Series A Preferred Stock; or

                              (H) shares of Common stock issued (or deemed to
have been issued pursuant to subsection 4(d)(i)(E) hereof) with the consent of holders of a majority of the Series A Preferred Stock that such shares shall not be characterized as Additional Stock.

                      (iii) In the event this corporation should at any time or from time to time after the date of issuance fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

                      (iv) If the number of shares of Common Stock outstanding at any time after the Date of Issuance is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

               (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.


               (h) No Fractional Shares and Certificate as to Adjustments.

                   (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and if the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of such fractional share, pay the holders a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of this corporation). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                   (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

               (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

               (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

               5. Voting Rights.

               (a) General Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b) Voting for the Election of Directors. As long as at least a majority of the shares of Series A Preferred Stock originally issued remain outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to elect one (1) director of this corporation (the "Series A Director"). The holders of outstanding Common Stock shall be entitled to elect two (2) directors of this corporation. The holders of Series A Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

               In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

               6. Protective Provisions. Subject to the rights of series of Preferred Stock that may from time to time come into existence, so long as at least twenty five percent (25%) of the originally issued shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

               (a) (i) directly or indirectly sell, convey, or otherwise dispose of all or more than twenty-five percent (25%) all of its property or business (measured by the Fair Market Value of such property or business), (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or (iii) effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of;

               (b) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for United States income tax purposes);

               (c) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares;

               (d) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

               (e) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on parity with the Series A Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

               (f) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or the proposed transfer of such shares, or (ii) the redemption of any share or shares of Preferred Stock in accordance with
Section 3;

               (g) amend this corporation's Restated Certificate of Incorporation or Bylaws; or

               (h) change the authorized number of directors of this corporation.

               7. Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so redeemed or converted shall be cancelled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

               C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

               1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Division (B) of Article IV hereof.

               3. Redemption. The Common Stock is not redeemable.

               4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

               Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

                                   ARTICLE VI

               The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.


                                   ARTICLE VII

               Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                  ARTICLE VIII

               Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                   ARTICLE IX

               A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

               Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                    ARTICLE X

               This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

               To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

               Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

                                            * * *

               THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

               FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

               IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the President and Chief Executive Officer and the Secretary of this corporation on this 4th day of October, 1999.



                             /s/ ROBERT VAN BUSKIRK
                             --------------------------------------------------
                             Robert Van Buskirk, President and Chief Executive Officer




                             /s/ SUSAN OCAMPO
                             --------------------------------------------------
                             Susan Ocampo, Secretary

                          CERTIFICATE OF AMENDMENT OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           STANFORD MICRODEVICES, INC.



        John Ocampo certifies that:

        1. He is the duly elected and acting Chairman of the Board of Directors and Chief Technology Officer of Stanford Microdevices, Inc., a corporation organized and existing under the laws of the state of Delaware (the "Corporation").

        2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 6, 1997. The Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") was filed with the Secretary of State of the State of Delaware on October 4, 1999.

        3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Restated Certificate of Incorporation amends the provisions of the Restated Certificate.

        4. The terms and provisions of this Certificate of Amendment of Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State and written notice pursuant to Subsection 228(d) of the General Corporation Law of the State has been given to those stockholders whose written consent has not been obtained.

        5. Article IV(B) of the Restated Certificate is hereby amended to read in its entirety as follows:

           "B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of Five Million Six Hundred Forty-Seven Thousand Eight Hundred Thirty-Nine (5,647,839) shares (the "Series A Preferred Stock"), are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or this corporation's Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, this Certificate of Amendment of the Restated Certificate of Incorporation, which amends certain provisions of the Restated Certificate of Incorporation of the Corporation, having been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, has been duly executed by its Chairman of the Board of Directors and Chief Technology Officer, this 4th day of October, 1999.


                                   /s/ JOHN OCAMPO
                                   -------------------------------------
                                   John Ocampo
                                   Chairman of the Board of Directors and Chief
                                   Technology Officer

                                      -3-